                                                                     EXHIBIT 10c

                                                    [Verizon Logo]
                                                    1095 Avenue of the Americas
                                                    New York, NY 10036

July 1, 2002

Mr. Ezra D. Singer
[Address]
[Address]

Dear Ezra:

     I am pleased to offer you this new employment agreement (the "Agreement") with Verizon Communications Inc. ("Verizon"), and, as an indication of my confidence in your abilities, I have added an automatic renewal provision. For purposes of this Agreement, the term "Company" means Verizon, all corporate subsidiaries and other companies affiliated with Verizon, all companies in which Verizon has an ownership or other proprietary interest of more than 10 percent, and their successors and assigns.

     The many opportunities and challenges facing the Company are enormous and exciting. As a leader in our industry, we will be constantly challenged with sustaining our market growth and presence. We will meet these challenges by leveraging the strength of our talented and committed leaders. This Agreement demonstrates my continued confidence in you.

     I value you and the leadership, vision, and commitment you bring to the Company. I am excited by the prospect of you continuing as a key member of the Company's leadership team.

     The terms and conditions of this Agreement are set forth below.

     1. PURPOSE - Verizon enters into this Agreement with you because the rapidly-changing and increasingly global telecommunications market requires the Company to make critical strategic, marketing, and technical decisions. These decisions by the Company will be based, in whole or in part, on confidential

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Mr. Ezra D. Singer
July 1, 2002
Page 2

analyses of the evolving telecommunications market, confidential assessments of the technical capabilities and strategic plans of the Company and competing businesses, and confidential or proprietary information regarding the Company's technology, resources, and business opportunities or other confidential or proprietary information relating to the Company's business. Verizon seeks by this Agreement to ensure that you remain a part of the executive management team that plays a central role in this decision-making process.

     In consideration for your entering into this Agreement, including the restrictions on the disclosure and use of confidential or proprietary information and the limitations on your engaging in competitive activities, the Company is providing you with the security of a written two-year agreement, short- and long-term award opportunities, and other benefits.

     2. GENERAL - Under this Agreement, you shall continue as a senior executive of the Company. As a senior executive, you shall report to the Chief Executive Officer of Verizon (the "CEO").

     3. TERM - The term of employment under this Agreement ("Term of Employment") shall commence on July 1, 2002, and end on June 30, 2004; provided that, on the last day of the Term of Employment, the Term of Employment shall automatically be extended for an additional two years unless, on or before that date, the Term of Employment terminates or the Company notifies you in writing that the Term of Employment shall not be extended. For example, on June 30, 2004, the Term of Employment shall be extended until June 30, 2006, unless, on or before June 30, 2004, the Term of Employment terminates or the Company notifies you in writing that the Term of Employment shall not be extended, and, if the Term of Employment is extended until June 30, 2006, the Term of Employment shall be extended on that date until June 30, 2008, unless, on or before June 30, 2006, the Term of Employment terminates or the Company notifies you in writing that the Term of Employment shall not be extended. Notwithstanding the preceding provisions of this paragraph 3, the Company reserves the right to terminate your employment and the Term of Employment at any time. Your employment and the Term of Employment also may terminate for other reasons (such as your resignation, retirement, death, or disability). The consequences of the termination of your employment are specified in paragraph 11 ("Termination Of Employment").

     4. DUTIES AND RESPONSIBILITIES - You shall continue to serve as a senior executive of the Company in such capacities, with such titles and authorities, as the CEO or his successor may from time to time prescribe, and you shall perform all duties incidental to such positions, shall cooperate fully with the CEO or his

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Mr. Ezra D. Singer
July 1, 2002
Page 3

successor, and shall work cooperatively with the other officers of the Company. You shall continue to devote your entire business skill, time, and effort diligently to the affairs of the Company in accordance with the duties assigned to you, and you shall perform all such duties, and otherwise conduct yourself, in a manner reasonably calculated in good faith by you to promote the best interests of the Company. During the Term of Employment, except to the extent specifically permitted in writing by the CEO or his successor, and except for memberships on boards of directors that you held on January 26, 2001 (the date of your previous employment agreement with Verizon), you shall not, directly or indirectly, render any services of a business, commercial, or professional nature to any other person or organization other than the Company or a person or organization in which the Company has a financial interest, whether or not the services are rendered for compensation.

     5. LOCATION - During the Term of Employment, you shall perform services for the Company at its New York City headquarters, or at any other location designated by the Company as necessary or appropriate for the discharge of your responsibilities under this Agreement. In the event of any change in your principal work location, you shall be eligible for relocation assistance under the terms of any Company relocation policy applicable to other senior executives of the Company in your salary band at the time of such relocation.

     6. BASE SALARY - During the Term of Employment, your annual base salary shall not be less than your annual base salary on the date of this Agreement; provided that if you are granted a merit increase in your base salary, your base salary shall not thereafter be reduced below that increased level during the Term of Employment. The Human Resources Committee of Verizon's Board of Directors or its designee shall review your base salary at least annually.

     7. SHORT-TERM AND LONG-TERM BONUS OPPORTUNITIES - During the Term of Employment, the Company shall provide you with annual short-term and long-term bonus opportunities equivalent to those available to other senior executives of the Company in your salary band. While you are not guaranteed an annual short-term or long-term bonus award in any amount, (a) the value of your annual short-term bonus opportunity shall be not less than 75 percent of your then-current base salary, and (b) the value of your annual long-term bonus opportunity shall not be less than 425 percent of your then-current base salary.

     8. BENEFITS AND PERQUISITES - (a) IN GENERAL - For the immediate future, you shall-

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Mr. Ezra D. Singer
July 1, 2002
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               (1)  participate in the tax-qualified and nonqualified retirement plans and in the other employee benefit plans (such as the medical and dental plans), programs, and policies in which you currently participate; and

               (2) be eligible for the perquisites available to senior executives in your salary band;

provided that the Company retains the right to amend or terminate any benefit plan, policy, program, or perquisite at any time.

         (b) ANNUAL PHYSICAL - You are encouraged to take an annual physical examination from a physician at the Company's expense and to certify in writing to the Company's designee each year (1) that you have had the examination and
(2) the nature and extent of any medical impairments that prevent you from currently performing the essential functions of your position.

     9. SPECIAL RETENTION ACCOUNT PROGRAM - Pursuant to your January 26, 2001, employment agreement with Verizon (the "Prior Agreement"), the Company established a Special Retention Account on your behalf under the GTE Executive Salary Deferral Plan, which was subsequently transferred to the Verizon Income Deferral Plan. You shall also be eligible for such other benefits as are provided under the Verizon Income Deferral Plan to employees with Special Retention Accounts. A copy of the applicable provisions of the Verizon Income Deferral Plan relating to the Special Retention Account is attached hereto as Exhibit A, which is incorporated herein by reference. Your rights to the balance in your Special Retention Account following the termination of your employment shall be governed by the applicable provisions of the Verizon Income Deferral Plan, rather than by the terms of paragraphs 11 ("Termination of Employment") and 12 ("Release").

     10. EXCISE TAX GROSS-UP - Under certain circumstances you may become entitled to a gross-up payment with respect to the excise tax imposed by section 4999 of the Internal Revenue Code (the "Code"). The terms governing the gross-up payment are set forth in Exhibit B, which is incorporated herein by reference.

     11. TERMINATION OF EMPLOYMENT - (a) VOLUNTARY TERMINATION BY YOU - You may terminate your employment under this Agreement for a reason other than Retirement (as defined in subparagraph (c), below) or Good Reason (as defined in subparagraph (d), below) by giving the CEO, at least 30 calendar days' (exclusive of vacation days) in advance of such termination, written notice of your intent to so terminate. The termination shall automatically become effective upon the expiration

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Mr. Ezra D. Singer
July 1, 2002
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of such notice period. Upon the effective date of such termination, your base salary and any other Company benefits and perquisites shall cease to accrue, you shall forfeit all then-outstanding stock options, and you shall forfeit all rights under this Agreement which as of the relevant date have not yet been earned. A termination of employment in accordance with this subparagraph (a) shall be deemed a "Voluntary Termination."

         (b) TERMINATION DUE TO DEATH OR DISABILITY - If, during the Term of Employment, you terminate employment because of death or disability (as defined under the Company-sponsored long-term disability plan that applies to you at the time your employment is so terminated), the Company shall make a lump-sum cash payment to you equal to the excess of (1) one times the sum of your base salary and short-term bonus (at 50% of maximum), over (2) any amounts payable to you under Company-sponsored disability plans. You shall also be entitled to accelerated vesting of all outstanding stock options, and you shall be entitled to exercise all then-outstanding stock options until the earlier of (1) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or
(2) the expiration of the option; provided that if you terminate employment because of death, your rights under this subparagraph (b) shall pass to your estate. For this purpose, your base salary shall be based on your base salary rate in effect immediately before your employment terminated.

         (c) RETIREMENT - You may terminate your employment under this Agreement by reason of Retirement (as defined below) by giving the CEO, at least 30 calendar days' (exclusive of vacation days) in advance of such termination, written notice of your intent to so terminate. The termination shall automatically become effective upon the expiration of such notice period. Upon the effective date of such termination, you shall be entitled to a pro-rated portion of any short-term and long-term bonuses (when and to the extent that they are earned) and accelerated vesting of all outstanding stock options (other than the Founders' Grant), and you shall be entitled to exercise all then-outstanding stock options (excluding nonvested Founders' Grant options) until the earlier of (1) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or (2) the expiration of the option. For purposes of this Agreement, "Retirement" means attaining normal retirement age under the terms of the Verizon Management Pension Plan (the "Pension Plan") or satisfying the Rule of 75 under the Pension Plan (or being deemed retirement eligible pursuant to any other plan or agreement of Verizon). Except as provided by the preceding provisions of this subparagraph (c), upon the effective date of your Retirement, your base salary and any other Company benefits

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Mr. Ezra D. Singer
July 1, 2002
Page 6

and perquisites shall cease to accrue; provided that you shall otherwise be eligible to receive any and all compensation and benefits for which a similarly situated senior executive would be eligible under the applicable provisions of the compensation and benefit plans in which he is then eligible to participate, as those plans may be amended from time to time.

         (d) TERMINATION FOR GOOD REASON - (1) You may terminate your employment under this Agreement for Good Reason by giving the CEO, at least 30 calendar days' (exclusive of vacation days) in advance of such termination (the "Notice Period"), written notice of your intent to so terminate, setting forth in reasonable detail the facts and circumstances deemed to provide a basis for such termination. For purposes of this Agreement, "Good Reason" means a material breach by the Company of the terms and conditions of this Agreement, a material reduction in your overall compensation opportunities, or your assignment to a new principal work location that is more than 50 miles from your previous principal work location. A "Good Reason" shall not occur merely because of a change in the individual (or position) to whom (or to which) you report. In addition, a "Good Reason" shall not occur merely because the Company notifies you, in accordance with paragraph 3 ("Term"), that the Term of Employment shall not be extended for an additional two-year period.

               (2) Notwithstanding the foregoing, the Company shall have 15 calendar days from its receipt of such notice to cure the action specified in the notice. In the event of a cure by the Company within the 15-day period, the action in question shall not constitute Good Reason.

               (3) Except as provided in subparagraph (d)(2), above, at the end of the Notice Period, the Good Reason termination shall take effect, and your obligation to serve the Company, and the Company's obligation to employ you, under the terms of this Agreement shall terminate simultaneously, and you shall be deemed to have incurred an Involuntary Termination Without Cause, with the consequences described in subparagraph (e), below; provided that your rights under this subparagraph (d) are contingent on your execution of a release in accordance with paragraph 12 ("Release").

               (4) If you do not fulfill the notice and explanation requirements imposed by this subparagraph (d), the resulting termination of employment shall be deemed a Voluntary Termination.

         (e) INVOLUNTARY TERMINATION WITHOUT CAUSE - The Company may terminate your employment under this Agreement at any time and for any reason. However, if the Company terminates your employment during the Term of

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Mr. Ezra D. Singer
July 1, 2002
Page 7

Employment for any reason other than death, disability, or Cause (as defined in subparagraph (f), below), such termination shall be deemed an Involuntary Termination by the Company, and you shall be entitled to receive the following payments and benefits in lieu of any payment or benefit otherwise provided pursuant to paragraphs 6 ("Base Salary") through 8 ("Benefits And Perquisites"):

               (1) The Company shall make a lump-sum cash severance payment to you equal to the excess of (i) two times the sum of your base salary and short-term bonus (at 50% of maximum), over
                    (ii) the sum of your then-current balance in your Special Retention Account, as determined under the Verizon Income Deferral Plan, and any amounts paid or payable to you under any Company-sponsored severance plan, program, policy, contract, account, or arrangement;

               (2) Your unvested stock options shall immediately vest, and you may exercise all of your then-outstanding stock options at any time up to the earlier of (i) the fifth anniversary of the date your employment terminates (or any later date prescribed by the terms of the option relating to termination of employment) or (ii) the expiration of the option; and

               (3) You shall be eligible for outplacement services to the extent that such services are then available to senior executives in your salary band;

provided that your rights under this subparagraph (e) are contingent on your execution of a release in accordance with paragraph 12 ("Release"). For purposes of this paragraph 11(e), the Company shall not be deemed to have terminated your employment during the Term of Employment if the Company notifies you, in accordance with paragraph 3 ("Term"), that the Term of Employment shall not be extended for an additional two-year period.

         (f) INVOLUNTARY TERMINATION FOR CAUSE - (1) Nothing in this Agreement prevents the Company from terminating your employment under this Agreement for Cause. In the event of your termination for Cause, the Company shall pay you your full accrued base salary and accrued vacation time through the date of your termination, you shall forfeit all then-outstanding stock options if you are not eligible for Retirement at the time of your termination, and the Company shall have no further obligations under this Agreement; provided that you shall

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Mr. Ezra D. Singer
July 1, 2002
Page 8

otherwise be eligible to receive any and all compensation and benefits for which a similarly situated senior executive would be eligible under the applicable provisions of the compensation and benefit plans in which he is then eligible to participate, as those plans may be amended from time to time.

               (2) For purposes of this Agreement, "Cause" is defined as (i) grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to you; fraud, misappropriation or embezzlement involving the Company or a material breach of any provision incorporated in paragraph 13 ("Covenants"), as determined by the CEO in his discretion, or (ii) commission of any felony of which you are finally adjudged guilty by a court of competent jurisdiction.

               (3) If the Company terminates your employment for Cause, the Company shall provide you with a written statement of the grounds for such termination within 10 business days after the date of termination.

     12. RELEASE - You shall not be entitled to any benefits under paragraphs 10 ("Excise Tax Gross-Up"), 11(d) ("Termination For Good Reason"), and 11(e) ("Involuntary Termination Without Cause") following the termination of your employment unless, at the time your employment terminates, you execute a release satisfactory to the Company releasing the Company, its affiliates, shareholders, directors, officers, employees, representatives, and agents and their successors and assigns from any and all employment-related claims you or your successors and beneficiaries might then have against them (excluding any claims you might then have under this Agreement, or any employee benefit plan that is subject to the vesting standards imposed by the Employee Retirement Income Security Act of 1974, as amended).

     13. COVENANTS - In consideration for the benefits and agreements described above, you agree to comply with the covenants set forth in Exhibit C hereto, which is incorporated herein by reference.

     14. REQUEST FOR WAIVER - Nothing in this Agreement bars you from requesting, at the time of your termination of employment or at any time thereafter, that the CEO, in his sole discretion, waive in writing the Company's rights to enforce some or all of the provisions incorporated in paragraph 13 ("Covenants").

     15. OTHER AGREEMENTS AND POLICIES - The obligations imposed on you by paragraph 13 ("Covenants") are in addition to, and not in lieu of, any and all other

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Mr. Ezra D. Singer
July 1, 2002
Page 9

policies and agreements of the Company regarding the subject matter of the foregoing obligations.

     16. NONDUPLICATION OF BENEFITS - No provision of this Agreement shall require the Company to provide you with any payment, benefit, or grant that duplicates any payment, benefit, or grant that you are entitled to receive under any Company compensation or benefit plan, award agreement, or other arrangement.

     17. OTHER COMPANY PLANS - Except to the extent otherwise explicitly provided by this Agreement, any awards made to you under any Company compensation or benefit plan or program shall be governed by the terms of that plan or program and any applicable award agreement thereunder as in effect from time to time. Notwithstanding the foregoing, you shall not be entitled to participate in any Company compensation or benefit plan that is established after your employment with the Company terminates, and except as specifically provided in this Agreement, you shall not be entitled to any additional grants or awards under any Company compensation or benefit plan after your employment with the Company terminates. The amounts paid, provided, or credited under this Agreement shall not be treated as compensation for purposes of determining any benefits payable under any Company-sponsored pension, savings, life insurance, or other employee benefit plan except to the extent provided by the terms of such plan.

     18. FORFEITURE - (a) If you breach any of the obligations incorporated in paragraph 13 ("Covenants"), or engage in serious misconduct that is contrary to written policies of the Company and is harmful to the Company or its reputation, you shall forfeit:

               (1) all credits that are added to your Retirement Contribution Sub-Account in the Verizon Income Deferral Plan (or to any successor account in that plan or a successor plan) ("Retirement Contribution Sub-Account"), on or after January 1, 2002, other than the GTE Supplemental Executive Retirement Plan conversion credit (the "Conversion Credit");

               (2) any interest or other earnings or gains on or after January 1, 2002, with respect to any credits in your Retirement Contribution Sub-Account (including any interest, or other earnings or gains attributable to the Conversion Credit or any interest or other earnings or gains attributable to any other credit regardless of when the credit was added to your Retirement Contribution Sub-Account); and

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Mr. Ezra D. Singer
July 1, 2002
Page 10

               (3) any unpaid incentive compensation (such as performance bonus awards or other awards under the Verizon Communications Inc. Long-Term Incentive Plan) that you are otherwise entitled to receive.

         (b) The remedies available under this paragraph are in addition to, and not in lieu of, the remedies available under paragraph 25 ("Additional Remedies").

     19. NO DEEMED WAIVER - Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     20. TAXES - The Company may withhold from any benefits payable under this Agreement all taxes that the Company reasonably determines to be required pursuant to any law, regulation, or ruling. However, it is your obligation to pay all required taxes on any amounts and benefits provided under this Agreement, including the benefits and perquisites provided to you pursuant to paragraph 8 ("Benefits and Perquisites"), regardless of whether withholding is required.

     21. CONFIDENTIALITY - Except to the extent otherwise required by law, you shall not disclose, in whole or in part, any of the terms of this Agreement. This paragraph 21 does not prevent you from disclosing the terms of this Agreement to your spouse or to your legal, tax, or financial adviser, provided that you take all reasonable measures to assure that he or she does not disclose the terms of this Agreement to a third party except as otherwise required by law.

     22. GOVERNING LAW - To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction.

     23. ASSIGNMENT - Verizon may, without your consent, assign its rights and obligations under this Agreement to any entity that is a part of the Company, and if Verizon makes such an assignment, all references in this Agreement to Verizon (except for references to Verizon common stock) shall be deemed to refer to the assignee. However, you may not assign your rights and obligations under this Agreement.

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Mr. Ezra D. Singer
July 1, 2002
Page 11

     24. SEVERABILITY - The agreements contained herein and within the release prescribed by paragraph 12 ("Release") shall each constitute a separate agreement independently supported by good and adequate consideration, and shall each be severable from the other provisions of the Agreement and such release. If an arbitrator or court of competent jurisdiction determines that any term, provision, or portion of this Agreement or such release is void, illegal, or unenforceable, the other terms, provisions, and portions of this Agreement or such release shall remain in full force and effect, and the terms, provisions, and portions that are determined to be void, illegal, or unenforceable shall either be limited so that they shall remain in effect to the extent permissible by law, or such arbitrator or court shall substitute, to the extent enforceable, provisions similar thereto or other provisions, so as to provide to the Company, to the fullest extent permitted by applicable law, the benefits intended by this Agreement and such release.

     25. ADDITIONAL REMEDIES - In addition to any other rights or remedies, whether legal, equitable, or otherwise, that each of the parties to this Agreement may have, you acknowledge that

          (a) The covenants incorporated in paragraph 13 ("Covenants") are essential to the continued good will and profitability of the Company;

          (b) You have broad-based skills that will serve as the basis for employment opportunities that are not prohibited by the covenants incorporated in paragraph 13 ("Covenants");

          (c) When your employment with the Company terminates, you shall be able to earn a livelihood without violating any of the terms of this Agreement;

          (d) Irreparable damage to the Company shall result in the event that the covenants incorporated in paragraph 13 ("Covenants") are not specifically enforced and that monetary damages will not adequately protect the Company from a breach of such covenants;

          (e) If any dispute arises concerning the violation by you of the covenants incorporated in paragraph 13 ("Covenants"), an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security shall be required in connection therewith;

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Mr. Ezra D. Singer
July 1, 2002
Page 12

          (f) Such covenants shall continue to apply after any expiration, termination, or cancellation of this Agreement; and

          (g) Your breach of any of such covenants shall result in your immediate forfeiture of all rights under this Agreement.

     26. SURVIVAL - The provisions of paragraphs 13 ("Covenants") through 28 ("Entire Agreement") shall survive the Term of Employment. In addition, if the Term of Employment is not extended in accordance with paragraph 3 ("Term") but your employment continues after the end of the Term of Employment, you shall be subject to the obligations imposed by each of such paragraphs with respect to such employment. Any obligations that the Company has incurred under this Agreement to provide benefits that have vested under the terms of this Agreement (including the Company's obligations under paragraph 11(c) ("Retirement")) shall likewise survive the Term of Employment. Except as provided by the preceding provisions of this paragraph 26, if the Term of Employment is not extended in accordance with paragraph 3 ("Term") but your employment continues after the end of the Term of Employment, the terms of such employment shall not be governed by this Agreement.

     27. ARBITRATION - Any dispute arising out of or relating to this Agreement (except any dispute arising out of or relating to paragraph 13 ("Covenants")), and any dispute arising out of or relating to your employment, shall be settled by final and binding arbitration, which shall be the exclusive means of resolving any such dispute, and the parties specifically waive all rights to pursue any other remedy, recourse, or relief. With respect to disputes by the Company arising out of or relating to paragraph 13 ("Covenants"), the Company has retained all its rights to legal and equitable recourse and relief, including but not limited to injunctive relief, as referred to in paragraph 25 ("Additional Remedies"). The arbitration shall be expedited and conducted in the State of New York pursuant to the Center for Public Resources ("CPR") Rules for Non-Administered Arbitration in effect at the time of notice of the dispute before one neutral arbitrator appointed by CPR from the CPR Panel of neutrals unless the parties mutually agree to the appointment of a different neutral arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The finding of the arbitrator may not change the express terms of this Agreement and shall be consistent with the arbitrator's understanding of the findings a court of proper jurisdiction would make in applying the applicable law to the facts underlying the dispute. In no event whatsoever shall such an arbitration award include any award of damages other than the amounts in controversy under this Agreement. The parties waive the right

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Mr. Ezra D. Singer
July 1, 2002
Page 13

to recover, in such arbitration, punitive damages. Each party hereby agrees that New York City is the proper venue for any litigation seeking to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 27, and each party hereby waives any right it otherwise might have to defend, oppose, or object to, on the basis of jurisdiction, venue, or forum nonconveniens, a suit filed by the other party in any federal or state court in New York City to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 27. Each party also waives any right it might otherwise have to seek to transfer from a federal or state court in New York City a suit filed by the other party to enforce any provision of this Agreement or to enforce any arbitration award under this paragraph 27.

     28. ENTIRE AGREEMENT - Except for the terms of the compensation and benefit plans in which you participate (including any award agreements issued thereunder), this Agreement, including the Exhibits hereto, sets forth the entire understanding of you and the Company, and supersedes all prior agreements and communications, whether oral or written, between the Company (or GTE or Bell Atlantic or any of their respective subsidiaries) and you regarding the subject matter of this Agreement, including the Prior Agreement. This Agreement shall not be modified except by written agreement of you and Verizon.

Ezra, I believe that this Agreement continues to provide you and your family with a firm foundation of financial security as our Company faces many new challenges and opportunities. I recognize that the Company and the telecommunications industry operate in a rapidly changing and demanding environment. It is my hope that this Agreement demonstrates to you the level of confidence that I have in your abilities to meet the commitments that I expect from you. Please indicate your acceptance by signing below and returning the signed Agreement to me within ten business days after your receipt of this Agreement.

Sincerely yours,

/s/ Ivan Seidenberg
-------------------------------------
Ivan Seidenberg
Chief Executive Officer

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Mr. Ezra D. Singer
July 1, 2002
Page 14

I agree to the terms described above.

/s/ Ezra D. Singer
-------------------------------------
Ezra D. Singer

Attachments: Exhibit A - Special Retention Account Program
             Exhibit B - Excise Tax Gross-Up
             Exhibit C - Covenants

                                    EXHIBIT A

================================================================================

                            SPECIAL RETENTION ACCOUNT
                           AND OTHER BENEFITS PROGRAM

                                   ----------

                                   PART OF THE
                          VERIZON INCOME DEFERRAL PLAN

                                   ----------

                 Amended and Restated Effective January 1, 2002

================================================================================

                            SPECIAL RETENTION ACCOUNT
                           AND OTHER BENEFITS PROGRAM

                                TABLE OF CONTENTS

Article 1. Introduction...........................................................................................1

         1.01.    Nature of Program...............................................................................1
         1.02.    Effective Date..................................................................................1

Article 2. Definitions and Construction...........................................................................2

         2.01.    Definitions.....................................................................................2
         2.02.    Part of the Plan................................................................................3
         2.03.    Gender and Number...............................................................................3

Article 3. Eligibility and Account Balance........................................................................4

         3.01.    Eligibility.....................................................................................4

Article 4. Accounts...............................................................................................5

         4.01.    Accounts........................................................................................5

Article 5. Payments...............................................................................................6

         5.01.    Exclusive Entitlement to Payment................................................................6
         5.02.    Amount and Sources of Payment...................................................................6
         5.03.    Limitations on Rights to Payment................................................................7

Article 6. Other Benefits.........................................................................................8

         6.01.    Other Benefits..................................................................................8
         6.02.    Certain Additional Payments by the Company......................................................9
         6.03.    Nonduplication..................................................................................9

--------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program           Table of Contents

                            ARTICLE 1. INTRODUCTION

1.01. NATURE OF PROGRAM.

     This Program was established effective July 1, 2000, as part of the GTE Executive Salary Deferral Plan (and any successors to that plan). Effective January 1, 2002, it became part of the Verizon Income Deferral Plan, which is a successor to the GTE Executive Salary Deferral Plan. This Program shall apply only to those participants in the Verizon Income Deferral Plan who have Special Retention Accounts by virtue of having waived any entitlement they might otherwise have had to certain payments and/or other benefits as a result of the merger involving GTE Corporation and Bell Atlantic Corporation.

1.02. EFFECTIVE DATE.

     The Program was originally effective as of July 1, 2000. This amendment and restatement of the Program is effective January 1, 2002, except to the extent specifically provided herein.

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Special Retention Account and Other Benefits Program                     Page 1

                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.01. DEFINITIONS.

     Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in this Program, shall have the meanings set forth below.

     COMMITTEE. "Committee" shall mean the Human Resources Committee of the Board of Directors of the Company.

     COMPANY. "Company" shall mean Verizon Communications Inc. and its affiliates.

     COVERED EMPLOYEE. "Covered Employee" shall mean an employee of the Company who is designated as a Covered Employee by the Plan Administrator.

     MERGER. "Merger" shall mean the merger of the businesses of GTE Corporation and Bell Atlantic Corporation pursuant to the terms of an Agreement and Plan of Merger dated as of July 27, 1998, among Bell Atlantic, GTE, and Beta Gamma Corporation.

     OTHER BENEFITS. "Other Benefits" shall mean the benefits described in
Article 6 of this Program.

     OTHER PLANS. "Other Plans" shall mean all employee benefit plans, programs, awards, arrangements, policies, and practices of the Company, whether or not qualified under the Code or subject to the Employee Retirement Income Security Act of 1974, as amended, including any employment agreement the Participant may have with the Company or its predecessors.

     PARTICIPANT. "Participant" shall mean each Covered Employee whose Special Retention Account has a positive balance.

     PLAN. "Plan" shall mean the Verizon Income Deferral Plan, as effective January 1, 2002, and as it may be amended from time to time, and any successor thereto.

     PLAN ADMINISTRATOR. "Plan Administrator" shall mean the chief human resources officer of the Company or any other Person designated by the Committee to serve as Plan Administrator of the Plan.

     PROGRAM. "Program" shall mean this Special Retention Account and Other Benefits program.

     SPECIAL RETENTION ACCOUNT. "Special Retention Account" shall mean the subaccount established under the Plan pursuant to the terms of this Program.

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Special Retention Account and Other Benefits Program                     Page 2

2.02. PART OF THE PLAN.

     The provisions of this Program are a part of the Plan. The terms of the Plan shall apply to the benefits provided by this Program to Participants, except to the extent a provision of this Program is contrary to a provision of the Plan, in which case the provisions of this Program shall control.

2.03. GENDER AND NUMBER.

     Masculine pronouns shall refer to both males and females. The singular form shall include the plural, where appropriate.

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Special Retention Account and Other Benefits Program                     Page 3

                   ARTICLE 3. ELIGIBILITY AND ACCOUNT BALANCE

3.01. ELIGIBILITY.

     Individuals who were Participants on January 1, 2002, shall remain Participants after that date for as long as they have a positive balance in their Special Retention Account. No individual shall first become a Participant after December 31, 2001.

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Special Retention Account and Other Benefits Program                     Page 4

                              ARTICLE 4. ACCOUNTS

4.01. ACCOUNTS.

     (a) The Special Retention Account shall be maintained as a separate subaccount in each Participant's Account in the Plan.

     (b) The Special Retention Account shall be invested in the Moody's Investment Fund in accordance with Section 6.03 of the Plan ("Moody's Investment Fund"), unless the Plan Administrator determines in its discretion that a different hypothetical investment vehicle is appropriate for the Special Retention Account.

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Special Retention Account and Other Benefits Program                     Page 5

                              ARTICLE 5. PAYMENTS

5.01. EXCLUSIVE ENTITLEMENT TO PAYMENT.

     A Participant in the Program has waived his right to receive change in control benefits under one or more prior agreements with the Company or its predecessors (including his executive severance agreement) as a result of the Merger and has agreed to receive in lieu thereof the amount payable to him at the times and in the amounts specified in this Article 5 and in Article 7 of the Plan ("Payments From The Plan"), as well as the Other Benefits set forth in
Article 6, below. No other amounts shall be due under the Plan or otherwise as a result of the Participant's deferral election pursuant to Section 3.03 of the Program as it existed before the January 1, 2002, amendment and restatement.

5.02. AMOUNT AND SOURCES OF PAYMENT.

     (a) Upon termination of employment, a Participant shall be entitled to receive the greater of (1) the balance in his Special Retention Account at termination of employment or (2) the cash component of any severance benefits that the Participant receives or is entitled to receive in the aggregate under all Other Plans. For purposes of this Section 5.02(a)--

          (1) the "cash component" of any severance benefits shall include monetary benefits payable in all forms, whether payable in a lump sum or otherwise; and

          (2) a Participant shall be treated as "entitled to receive" any benefits under a Company-sponsored employee benefit plan to which the Participant would be entitled based on compensation and service, even if the Participant does not receive the benefit for any other reason.

     (b) The amount payable under the Program after application of Section 5.02(a) shall be payable to the Participant from the following sources in the following order until the entire amount is paid, if available--

          (1) any of the Other Plans that is qualified (or intended to be qualified) under Section 401(a) of the Code;

          (2) the Special Retention Account;

          (3) any of the Other Plans that is not qualified (or intended to be qualified) under Section 401(a) of the Code; and

          (4) the general assets of the Company.

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Special Retention Account and Other Benefits Program                     Page 6

     (c) Any amount not paid from the Special Retention Account as a result of application of this Section 5.02 shall be forfeited.

5.03. LIMITATIONS ON RIGHTS TO PAYMENT.

     (a) Period of Service, Notice. A Participant shall not be entitled to receive any amount from his Special Retention Account if he (1) voluntarily terminates from the Company (including a retirement) without providing 30 days' written notice of his intent to terminate or (2) is terminated for Cause (as defined in Section 5.03(b), below). Nothing in this Section 5.03(a) shall affect the right of a Participant to receive any amount from his Special Retention Account if he is involuntarily terminated without Cause or terminates employment due to his death or disability (as defined in the applicable long-term disability plan).

     (b) Cause. For purposes of this Program, "Cause" shall mean (i) grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Participant; fraud, misappropriation or embezzlement involving the Company or a material breach of any provision incorporated in paragraph 13 ("Covenants") of the employment agreement to which this Program is an exhibit, as determined by the CEO in his discretion or (ii) commission of any felony of which the participant is finally adjudged guilty by a court of competent jurisdiction.

     (c) Other Benefits. The Other Benefits provided in Article 6, below, shall not be subject to the requirements of Section 5.03(a), above, except to the extent specifically provided in Article 6, below.

     (d) Other Limitations on Rights to Payment. The provisions of Sections 8.04 and 8.06 of the Plan ("Forfeiture" and "Non-Competition/Non-Solicitation Agreement Upon or After Termination of Employment," respectively) shall not apply to the Special Retention Account or the Other Benefits provided in Article 6, below.

     (e) In-Service Withdrawals. The provisions of Section 7.06 of the Plan ("Early Payments") shall not apply to the Special Retention Account to the extent they permit withdrawals or distributions before a Participant terminates employment with the Company, except that a Participant may apply to the Committee for such a withdrawal or distribution, which the Committee may grant in its discretion.

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Special Retention Account and Other Benefits Program                     Page 7

                           ARTICLE 6. OTHER BENEFITS

6.01. OTHER BENEFITS.

     In addition to the benefits provided in the Plan or otherwise in this Program, Participants shall be entitled to the benefits set forth in paragraphs
(a) and (b) of this Section 6.01.

     (a) Insurance. The Company shall provide each Participant, at the Company's expense, for a period beginning on the date of the Participant's termination of employment with the Company, the same medical, dental, and life insurance coverage as was in effect on June 30, 2000, or, if greater, coverage under any other Company-sponsored medical, dental, or life insurance coverage available on the date of the Participant's termination of employment. Such coverage shall end upon the expiration of 24 months after the Participant's termination of employment. For purposes of this paragraph (a), "at the Company's expense" means that the Company shall make all contributions or premium payments required to obtain coverage, and that the Participant shall not make any such contributions or premium payments, but that the Participant shall be subject to any deductibles and co-payment provisions in effect on June 30, 2000 (or, if applicable, immediately before the termination of employment). Except to the extent otherwise required by law, the period of coverage for any health care continuation coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, shall begin on the date of the Participant's termination of employment.

     (b) Benefit Credit.

          (1) Each Participant shall receive service credit, for the purpose of receiving benefits and for vesting, retirement eligibility, benefit accrual, and all other purposes, under all employee benefit plans sponsored by the Company (including, but not limited to, health, life insurance, pension, savings, stock, and stock ownership plans, but excluding the Company's short-term and long-term disability plans) in which he participated on June 30, 2000, for 24 months.

          (2) Other than the benefit credit set forth in Section 6.01(b)(1), above, a Participant shall not receive any additional benefit credit under the Program. The benefit credit provided in accordance with Section 6.01(b) of the Program as in effect before January 1, 2002 (other than to the extent such provisions are preserved in Section 6.01(b)(1), above) was converted to a dollar amount that was reflected in each Participant's Account as of January 1, 2002, or has otherwise been provided to the Participant through another plan or program of the Company. Therefore, that benefit credit has already been provided and will not be credited again.

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Special Retention Account and Other Benefits Program                     Page 8

6.02. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

     Participants shall be entitled to a tax gross-up payment in accordance with Addendum A to the Program.

6.03. NONDUPLICATION.

     No provision of this Program shall require the Company to provide the Participant with any payment, benefit, or grant that duplicates any payment, benefit, or grant that the Participant is entitled to receive under any Company compensation or benefit plan, award agreement, or other arrangement or a payment, benefit, or grant that was included in the Participant's Account in the Verizon Income Deferral Plan as of January 1, 2002.

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Special Retention Account and Other Benefits Program                     Page 9

              SPECIAL RETENTION ACCOUNT AND OTHER BENEFITS PROGRAM
                                   ADDENDUM A
                       ADDITIONAL PAYMENTS BY THE COMPANY

     A Participant in the Program shall be entitled to a tax gross-up payment in accordance with the following provisions:

     (a) Gross-Up Payment. If any payment or benefit received or to be received by the Participant from the Company pursuant to the Plan (the "Payments") would be subject to the excise tax (the "Excise Tax") imposed by section 4999 of the Code as determined in accordance with this Addendum A, the Company shall pay the Participant, at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount that the Participant retains, after deduction of the Excise Tax on the Payments and any federal, state, and local income tax and the Excise Tax upon the Gross-Up Payment, and any interest, penalties, or additions to tax payable by the Participant with respect thereto, shall be equal to the total present value (using the applicable federal rate (as defined in section 1274(d) of the Code) in such calculation) of the Payments at the time such Payments are to be made.

     (b) Calculations. For purposes of determining whether any of the Payments shall be subject to the Excise Tax and the amount of such excise tax,

          (1) The total amount of the Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the excise tax, except to the extent that, in the written opinion of independent counsel selected by the Company and reasonably acceptable to the Participant ("Independent Counsel"), a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax;

          (2) The amount of the Payments that shall be subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Payments or
     (ii) the amount of "excess parachute payments " within the meaning of section 280G(b)(1) of the Code (after applying clause (1), above); and

          (3) The value of any noncash benefits or any deferred payment or benefit shall be determined by Independent Counsel in accordance with the principles of section 280G(d)(3) and (4) of the Code.

     (c) Tax Rates. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of the Participant's residence in the calendar year in which the Gross-Up

-------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program               Addendum A-1

Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

     (d) Time of Gross-Up Payments. The Gross-Up Payments provided for in this paragraph 12 shall be made upon the earlier of (i) the payment to the Participant of any Payment or (ii) the imposition upon the Participant, or any payment by the Participant, of any Excise Tax.

     (e) Adjustments to Gross-Up Payments. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax is less than the amount previously taken into account hereunder, the Participant shall repay the Company, within 30 days of the Participant's receipt of notice of such final determination or opinion, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state, and local income tax imposed on the Gross-Up Payment being repaid by the Participant if such repayment results in a reduction in Excise Tax or a federal, state, and local income tax deduction) plus any interest received by the Participant on the amount of such repayment, provided that if any such amount has been paid by the Participant as an Excise Tax or other tax, the Participant shall cooperate with the Company in seeking a refund of any tax overpayments, and the Participant shall not be required to make repayments to the Company until the overpaid taxes and interest thereon are refunded to the Participant.

     (f) Additional Gross-Up Payment. If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess within 30 days of the Company's receipt of notice of such final determination or opinion.

     (g) Change In Law Or Interpretation. In the event of any change in, or further interpretation of section 280G or 4999 of the Code and the regulations promulgated thereunder, the Participant shall be entitled, by written notice to the Company, to request a written opinion of Independent Counsel regarding the application of such change to any of the foregoing, and the Company shall use its best efforts to cause such opinion to be rendered as promptly as practicable.

     (h) Fees And Expenses. All fees and expenses of Independent Counsel incurred in connection with this Addendum A shall be borne by the Company.

     (i) Survival. The Company's obligation to make a Gross-Up Payment with respect to Payments made or accrued before the Participant's termination of employment with the Company shall survive the termination of the Participant's with the Company unless (1) the Participant's employment is terminated for Cause, or (2) the

-------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program               Addendum A-2

Participant fails to execute a release, in which event the Company's obligation under this Addendum A shall terminate immediately.

-------------------------------------------------------------------------------
Special Retention Account and Other Benefits Program               Addendum A-3

                                    EXHIBIT B

                               EXCISE TAX GROSS-UP

     1. GROSS-UP PAYMENT - If any payment or benefit received or to be received by you from the Company pursuant to the terms of the Agreement to which this Exhibit B is attached or otherwise (the "Payments") would be subject to the excise tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code (the "Code") as determined in accordance with this Exhibit B, the Company shall pay you, at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount that you retain, after deduction of the Excise Tax on the Payments and any federal, state, and local income tax and the Excise Tax upon the Gross-Up Payment, and any interest, penalties, or additions to tax payable by you with respect thereto, shall be equal to the total present value (using the applicable federal rate (as defined in section 1274(d) of the Code) in such calculation) of the Payments at the time such Payments are to be made.

     2. CALCULATIONS - For purposes of determining whether any of the Payments shall be subject to the Excise Tax and the amount of such excise tax,

     (a) The total amount of the Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the excise tax, except to the extent that, in the written opinion of independent counsel selected by Verizon and reasonably acceptable to you ("Independent Counsel"), a Payment (in whole or in part) does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, or such "excess parachute payments" (in whole or in part) are not subject to the Excise Tax;

     (b) The amount of the Payments that shall be subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Payments or (ii) the amount of "excess parachute payments " within the meaning of section 280G(b)(1) of the Code (after applying clause (a), above); and

     (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by Independent Counsel in accordance with the principles of section 280G(d)(3) and (4) of the Code.

     3. TAX RATES - For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation applicable to individuals in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation applicable to individuals as are in effect in the state and locality of your residence in the calendar year in which the Gross-Up

Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account any limitations applicable to individuals subject to federal income tax at the highest marginal rates.

     4. TIME OF GROSS-UP PAYMENTS - The Gross-Up Payments provided for in this Exhibit B shall be made upon the earlier of (a) the payment to you of any Payment or (b) the imposition upon you, or any payment by you, of any Excise Tax.

     5. ADJUSTMENTS TO GROSS-UP PAYMENTS - If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax is less than the amount previously taken into account hereunder, you shall repay the Company, within 30 days of your receipt of notice of such final determination or opinion, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state, and local income tax imposed on the Gross-Up Payment being repaid by you if such repayment results in a reduction in Excise Tax or a federal, state, and local income tax deduction) plus any interest received by you on the amount of such repayment, provided that if any such amount has been paid by you as an Excise Tax or other tax, you shall cooperate with the Company in seeking a refund of any tax overpayments, and you shall not be required to make repayments to the Company until the overpaid taxes and interest thereon are refunded to you.

     6. ADDITIONAL GROSS-UP PAYMENT - If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the written opinion of Independent Counsel that the Excise Tax exceeds the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess within 30 days of the Company's receipt of notice of such final determination or opinion.

     7. CHANGE IN LAW OR INTERPRETATION - In the event of any change in or further interpretation of section 280G or 4999 of the Code and the regulations promulgated thereunder, you shall be entitled, by written notice to Verizon, to request a written opinion of Independent Counsel regarding the application of such change or further interpretation to any of the foregoing, and Verizon shall use its best efforts to cause such opinion to be rendered as promptly as practicable.

     8. FEES AND EXPENSES - All fees and expenses of Independent Counsel incurred in connection with this Exhibit B shall be borne by Verizon.

     9. SURVIVAL - The Company's obligation to make a Gross-Up Payment with respect to Payments made or accrued before the end of the Term of Employment shall survive the Term of Employment unless (a) your employment is terminated for Cause pursuant to paragraph 11(f) of the Agreement to which this Exhibit B is attached ("Involuntary Termination For Cause"), (b) you fail to execute a release in accordance with paragraph 12 of such Agreement ("Release"), or (c) you fail to comply with the covenants incorporated in paragraph 13 of such Agreement ("Covenants"), in which event the Company's obligation under this Exhibit B shall terminate immediately.

     10. DEFINED TERMS - Except where clearly provided to the contrary, all capitalized terms used in this Exhibit B shall have the definitions given to those terms in the Agreement to which this Exhibit B is attached.

                                    EXHIBIT C

                                    COVENANTS

     1. NONCOMPETITION - In consideration for the benefits and agreements described in the Agreement to which this Exhibit C is attached, you agree that:

         (a) PROHIBITED CONDUCT - During the period of your employment with the Company, and for the period ending six months after your termination of employment for any reason from the Company, you shall not, without the prior written consent of the CEO(s):

               (1) personally engage in Competitive Activities (as defined below); or

               (2) work for, own, manage, operate, control, or participate in the ownership, management, operation, or control of, or provide consulting or advisory services to, any individual, partnership, firm, corporation, or institution engaged in Competitive Activities, or any company or person affiliated with such person or entity engaged in Competitive Activities; provided that your purchase or holding, for investment purposes, of securities of a publicly-traded company shall not constitute "ownership" or "participation in ownership" for purposes of this paragraph so long as your equity interest in any such company is less than a controlling interest;

provided that this paragraph (a) shall not prohibit you from (i) being employed by, or providing services to, a consulting firm, provided that you do not personally engage in Competitive Activities or provide consulting or advisory services to any individual, partnership, firm, corporation, or institution engaged in Competitive Activities, or any company or person affiliated with such person or entity engaged in Competitive Activities, or (ii) engaging in the private practice of law as a sole practitioner or as a partner in (or as an employee of or counsel to) a law firm in accordance with applicable legal and professional standards.

         (b) COMPETITIVE ACTIVITIES - For purposes of the Agreement to which this Exhibit C is attached, "Competitive Activities" means business activities relating to products or services of the same or similar type as the products or services (1) which are sold (or, pursuant to an existing business plan, will be sold) to paying customers of the Company, and (2) for which you then have responsibility to plan, develop, manage, market, or oversee, or had any such responsibility within your most recent 24 months of employment with the Company. Notwithstanding the previous sentence, a business activity shall not be treated as a Competitive Activity if the geographic marketing area of the relevant products or services sold by you or a third party does not overlap with the geographic marketing area for the applicable products and services of the Company.

     2. INTERFERENCE WITH BUSINESS RELATIONS - During the period of your employment with the Company, and for a period ending with the expiration of 12 months following your termination of employment for any reason from the Company, you shall not, without the written consent of the CEO(s):

          (a) recruit or solicit any employee of the Company for employment or for retention as a consultant or service provider;

          (b) hire or participate (with another company or third party) in the process of hiring (other than for the Company) any person who is then an employee of the Company, or provide names or other information about Company employees to any person or business (other than the Company) under circumstances that could lead to the use of that information for purposes of recruiting or hiring;

          (c) interfere with the relationship of the Company with any of its employees, agents, or representatives;

          (d) solicit or induce, or in any manner attempt to solicit or induce, any client, customer, or prospect of the Company (1) to cease being, or not to become, a customer of the Company or (2) to divert any business of such customer or prospect from the Company; or

          (e) otherwise interfere with, disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company and any of its customers, clients, prospects, suppliers, consultants, or employees.

     3. RETURN OF PROPERTY; INTELLECTUAL PROPERTY RIGHTS - You agree that on or before your termination of employment for any reason with the Company, you shall return to the Company all property owned by the Company or in which the Company has an interest, including files, documents, data and records (whether on paper or in tapes, disks, or other machine-readable form), office equipment, credit cards, and employee identification cards. You acknowledge that the Company is the rightful owner of any programs, ideas, inventions, discoveries, patented or copyrighted material, or trademarks that you may have originated or developed, or assisted in originating or developing, during your period of employment with the Company, where any such origination or development involved the use of Company time or resources, or the exercise of your responsibilities for or on behalf of the Company. You shall at all times, both before and after termination of employment, cooperate with the Company in executing and delivering documents requested by the Company, and taking any other actions, that are necessary or requested by the Company to assist the Company in patenting, copyrighting, or registering any programs, ideas, inventions, discoveries, patented or copyrighted material, or trademarks, and to vest title thereto in the Company.

     4. PROPRIETARY AND CONFIDENTIAL INFORMATION - You shall at all times preserve the confidentiality of all proprietary information and trade secrets of the Company, except to the extent that disclosure of such information is legally required. "Proprietary information" means information that has not been disclosed to the public and that is treated as confidential within the business of the Company, such as strategic or tactical business plans; undisclosed financial data; ideas, processes, methods, techniques, systems, patented or copyrighted information, models, devices, programs, computer software, or related information; documents relating to regulatory matters and correspondence with governmental entities; undisclosed information concerning any past, pending, or threatened legal dispute; pricing and cost data; reports and analyses of business prospects; business transactions that are contemplated or planned; research data; personnel information and data; identities of users and purchasers of the Company's products or services; and other confidential matters pertaining to or known by the Company, including confidential information of a third party that you know or should know the Company is bound to protect.

     5. DEFINITIONS - Except where clearly provided to the contrary, all capitalized terms used in this Exhibit C shall have the definitions given to those terms in the Agreement to which this Exhibit C is attached.